Registration No. 333-14395


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 1

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                          THE PROCTER & GAMBLE COMPANY
               (Exact name of issuer as specified in its charter)

         Ohio                                              31-0411980
(State of Incorporation)                    (I.R.S. Employer Identification No.)


   One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
     (Address of Principal Executive Offices)                    (Zip Code)


            PROCTER & GAMBLE SUBSIDIARIES SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

                           Terry L. Overbey, Secretary
                          The Procter & Gamble Company
                           One Procter & Gamble Plaza
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 983-4463
          (Telephone number, including area code, of agent for service)




                                                                 Total Pages = 2

Reduction in the number of shares of Common Stock of The Procter & Gamble Company registered under Registration Statement No. 333-14395

                                     SUMMARY

The Procter & Gamble Company terminated the Procter & Gamble Subsidiaries Savings and Investment Plan on May 1, 2002, and the last share equivalents granted under the Plan were redeemed on or before April 30, 2002. Of the 140,000 shares (as adjusted for the stock split that occurred on August 22, 1997) registered on Registration Statement, Form S-8, No. 333-14395, share equivalents eligible to be redeemed for 122,598 shares had either not been granted or had not been so redeemed by April 30, 2002. Therefore, the undersigned agent for service hereby deregisters the following amount of securities registered on the aforesaid Registration Statement:

         Shares of the Common Stock of             122,598 shares
         The Procter & Gamble Company

This leaves 17,402 shares of the Common Stock of The Procter & Gamble Company currently registered under Registration Statement, Form S-8, No. 333-14395.

In accordance with Rule 478(a)(4), as agent for service I have signed this amendment to the Registration Statement on the date set below my name.


TERRY L. OVERBEY
---------------------------
Terry L. Overbey, Secretary
September 10, 2002